FORM OF

AML/KYC SERVICE PROVIDER AGREEMENT

This AML/KYC Service Provider Agreement (this “Agreement”) is entered into on December [__], by and between Figure Payments Corporation (“Figure Payments”), a Delaware corporation, and Figure Certificate Company, a Delaware corporation (the “Fund,” each a “Party,” and, collectively, the “Parties”).

WHEREAS, the Fund is, or will be prior to the issuance of its certificates, which will be represented as digital assets issuable and transferable on a blockchain (the “Tokens”), a face-amount certificate company registered with the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Figure Payments is registered as a federal money services business and a state-licensed money transmitter that operates a blockchain-based payments network and offers anti-money laundering (“AML”) and know your customer (“KYC”) services, which includes Services (as defined below);

WHEREAS, the Fund desires to appoint Figure Payments to perform certain AML and KYC duties under this Agreement, as permitted by law and in accordance with the Fund’s Anti-Money Laundering Policies and Procedures; and

WHEREAS, Figure Payments desires to accept such appointment and to provide the Services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.	Definitions

As used in this Agreement, the following terms have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“AML” has the meaning set forth in the recitals.

“AML Screening” means Anti-Money Laundering screening under applicable laws, which include the Bank Secrecy Act and its implementing regulations.

 “Anti-Money Laundering Laws” means all U.S. anti-money laundering laws, rules or requirements including without limitation the Bank Secrecy Act, as amended, and all regulations or executive orders administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).

“Authorized Person” means officers or designated persons of the Fund authorized to sign written instructions, requests, and other documentation in connection with this Agreement.

“Confidential Information” means any and all technical or business information relating to a Party or provided under this Agreement, including, without limitation, financial, marketing, and product development information, Token information, Token Holder Data (including any non-public information of such Token Holder), proprietary information, and the terms and conditions (but not the existence) of this Agreement, that is disclosed or otherwise becomes known to the other Party or its affiliates, agents, or representatives before or during the Term of this Agreement. Confidential Information constitutes trade secrets and is of great value to the owner (or its affiliates). Confidential Information does not include any information that is: (a) already known to the other Party or its affiliates at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other Party; (c) subsequently disclosed to the other Party or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (d) independently developed by a Party without access to the Confidential Information of the other.

1

  “Fund” has the meaning set forth in the recitals.

“Identity Verification” means procedures to verify Token Holder identity under Anti-Money Laundering Laws, which includes the OFAC sanctions lists.

“KYC” has the meaning set forth in the recitals.

“Loss” or “Losses” has the meaning set forth in Section 4.2.

“Master Securityholder File” means the Transfer Agent’s off-chain registry, which comprises the official list of individual securityholder accounts and includes the official list of names, addresses and contact information of current Token Holders, the amount of Tokens owned by each Token Holder, the total number of Tokens in circulation, and all transactions between parties involving the Tokens, which shall mirror (i.e., be reconciled with to match) the secondary blockchain record, generally in real time, but in no event on less than a daily basis. For regulatory purposes, the Master Securityholder File is the authentic and authoritative record and any reference to “Token Holder” shall also be deemed to include the individual securityholder account maintained as part of the Master Securityholder File.

“SEC” means the U.S. Securities and Exchange Commission.

“Services” means the AML and KYC-related services that Figure Payments will provide to the Fund under this Agreement, including services associated with the Tokens and Master Securityholder File hereunder and those set forth in Schedule A under this Agreement.

“Tokens” has the meaning set forth in the recitals and, for the avoidance of doubt, refers to certificates issued by the Fund and the corresponding digital representations on the blockchain..

“Token Holders” means investors who own Tokens.

“Token Holder Data” means all information maintained by the Transfer Agent regarding Token Holders, which shall be deemed to include the Master Securityholder File.

“Transfer Agent” means Figure Equity Solutions, Inc. the Fund’s transfer agent, or any other transfer agent as the Fund may designate from time to time.

Section 2.	Appointment of Figure Payments

2.1           Appointment. The Fund hereby appoints Figure Payments to provide the Services hereunder, with respect to the Fund, in accordance with the terms and conditions of this Agreement, and Figure Payments hereby accepts such appointment, to prevent and detect money laundering activities and to ensure that the Fund can have a reasonable belief that it knows the identity of each person or entity with a Token Holder account. In performing the Services hereunder, Figure Payments shall comply with the applicable provisions of the Fund’s current Registration Statement, and effective amendments thereto; provided those provisions have been reviewed and approved by Figure Payments before their use. The Fund shall promptly provide Figure Payments with copies of such material as soon as reasonably practicable.

2.2            Records. Figure Payments shall keep records relating to the Services in the form and manner it deems advisable, subject to the requirements of applicable law. Figure Payments shall preserve, maintain, and make available such records in accordance with the requirements of applicable law and Figure Payments’ records management policy. All such records Figure Payments prepares or maintains relating to the Services are the property of the Fund and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and rules thereunder where applicable. Figure Payments will surrender such records promptly to the Fund upon and in accordance with the Fund’s written request.

2

2.3            Fees. The Company shall pay Figure Payments fees as set out in Schedule B under this Agreement.

2.4.           Scope of Agency and Related Obligations.

(a)       Agency Relationship. Figure Payments shall act solely as agent for the Fund under this Agreement and owes no duties hereunder to any other person. Figure Payments will perform only the duties specifically set forth in this Agreement. There are no implied covenants or obligations in this Agreement with respect to Figure Payments.

(b)       Reliance. Figure Payments may rely upon, and the Fund shall hold Figure Payments harmless for relying upon, (1) any communication from the Fund or the Fund’s Authorized Person, including but not limited to its officers, independent auditors, or legal counsel; or (2) any instruction, notice, request, direction, consent, report, opinion, or other instrument, paper, document, or electronic transmission furnished by or on behalf of the Fund that Figure Payments reasonably believes, in good faith, to be genuine and to have been signed or given by the proper party or parties.

(c)       Instructions for Services. From time to time, the Fund may provide Figure Payments with instructions concerning the Services. Further, Figure Payments may apply to any Authorized Person for instruction and may consult with legal counsel for Figure Payments or, in conjunction with the Fund, legal counsel for the Fund, regarding any matter arising in connection with the Services. Figure Payments and its agents and subcontractors are not liable for any action taken or omitted by Figure Payments in good faith reliance upon any of Fund’s instructions or upon the advice or opinion of such counsel, provided that the Fund is promptly informed of such advice or opinion of counsel and does not disagree, and further provided that with respect to the performance of any action or omission of any action upon such advice, Figure Payments shall be acting within the standard of care set forth in Section 4.1. The Fund shall indemnify Figure Payments in connection with such actions or omissions, pursuant to Section 4. Figure Payments will not be held to have notice of any change of authority of any Authorized Person until receipt of written notice thereof from the Fund.

(d)       Compliance with Laws. Figure Payments shall comply with all applicable U.S. federal, state, and local laws and regulations, codes, orders, and government rules in the performance of its duties under this Agreement. For the avoidance of doubt, Figure Payments is not responsible for compliance with any laws and regulations, codes, orders and government rules of non-U.S. jurisdictions.

Section 3.	Representations and Warranties

3.1           Representations and Warranties of the Fund. The Fund represents and warrants to Figure Payments as follows:

(a)       It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(b)       It is a face-amount certificate company registered with the SEC under the 1940 Act;

(c)       It is authorized to issue an unlimited number of certificates represented as Tokens;

(d)       It is empowered under applicable laws and governing instruments to enter into and perform this Agreement;

(e)       The execution, delivery, and performance of this Agreement by the Fund has been duly authorized by all necessary action, constitutes a legal, valid, and binding obligation of the Fund enforceable against the Fund in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with, or result in the breach of any material term, condition, or provision of (i) any existing law, ordinance, or governmental rule or regulation to which the Fund is subject, (ii) any judgment, order, writ, injunction, decree, or award of any court, arbitrator or governmental or regulatory official, body, or authority applicable to the Fund, (iii) the Fund’s charter or governing instruments, and (iv) any material agreement to which the Fund is a party; and

3

(f)       It further represents and warrants that (i) its use of the Services and the Provenance Blockchain materially complies and will materially comply with all applicable laws, (ii) it shall make any and all registrations, filings and pay any and all fees required by applicable laws in connection with any offering or the secondary transfer or, if permitted, trading of the Tokens, (iii) any Tokens issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Tokens to be issued hereafter, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable, (iv) any Tokens issued and outstanding on the date hereof have been duly registered under the 1933 Act, and such registration has become effective, or are exempt from such registration; (v) any Tokens to be issued hereafter, when issued, shall have been duly registered under the 1933 Act, and such registration shall have become effective, or shall be exempt from such registration; and shall have been duly registered under the 1934 Act, or shall be exempt from such registration, and (vi) the Fund has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the Tokens issued and outstanding on the date hereof.

The Fund will notify Figure Payments promptly if any of the representations and warranties above cease to be true.

3.2           Representations and Warranties of Figure Payments. Figure Payments represents and warrants to the Fund as follows:

(a)       It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(b)       It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

(c)       It is a money services business duly registered with FinCEN pursuant to the Bank Secrecy Act and state-licensed money transmitter, in good standing, it will maintain all such licenses and registrations required to perform the Services under applicable laws, and it will promptly notify the Fund in the event of any material change in its status as a money services business or money transmitter;

(d)       It will promptly notify the Fund in the event that Figure Payments is for any reason unable to perform any of its obligations under this Agreement;

(e)       It will promptly notify the Fund of any received, pending or threatened material legal, regulatory or administrative proceedings, examinations, inquiries, sweep requests or investigations with respect to Figure Payments or the Services (and any findings related thereto);

(f)       It maintains an AML compliance program that complies with the requirements of section 1020.210 of the Bank Secrecy Act applicable to registered money services businesses.

(g)       The execution, delivery, and performance of this Agreement by Figure Payments has been duly authorized by all necessary action, constitutes a legal, valid, and binding obligation of Figure Payments enforceable against Figure Payments in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition, or provision of (i) any existing law, ordinance, or governmental rule or regulation to which Figure Payments is subject, (ii) any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or governmental or regulatory official, body, or authority applicable to Figure Payments, (iii) Figure Payments’ incorporation documents or by-laws, or (iv) any material agreement to which Figure Payments is a party.

Figure Payments will notify the Fund promptly if any of the representations and warranties above cease to be true.

Section 4.	Standard of Care, Limitation of Liability, and Indemnification

4

4.1           Standard of Care.  Figure Payments shall at all times act in good faith and without gross negligence and agrees to exercise the care and expertise of a provider of transfer agency services and use all reasonable efforts in performing the Services under this Agreement.

4.2           Limited Liability.

(a)       Figure Payments is only liable for any loss or damage under this Agreement as a result of the Figure Payments’ gross negligence, bad faith or willful misconduct. The foregoing sentence notwithstanding, any liability of Figure Payments will be limited, in the aggregate, to the fees paid hereunder to Figure Payments or otherwise to any of its affiliates by the Fund, its investment adviser or any of their affiliates during the twelve (12) months immediately preceding the event for which recovery from Figure Payments is being sought.

(b)       Notwithstanding anything in this Agreement to the contrary, neither Party will be liable to the other Party for incidental, indirect, special, or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement, even if a Party apprises the other Party of the possibility of such damages.

4.3           Indemnification. The Fund shall defend, indemnify, and hold Figure Payments and its affiliates, and its and their officers, directors, managers, shareholders, members, employees, representatives and successors and assigns (collectively, “Figure Payments Indemnitees”) harmless from and against any loss, liability, damage or expense (including, without limitation, reasonable attorney's fees arising out of unaffiliated third party claims (collectively, “Losses”) to which the Figure Payments Indemnitees may become subject which are attributable to the Services provided herein, except those arising out of or otherwise related to: (i) the willful misconduct, bad faith or gross negligence of Figure Payments Indemnitees; (ii) any failure of any of Figure Payments Indemnitees to comply with applicable law or regulation; or (iii) any material breach by any of Figure Payments Indemnitees of their obligations herein.

Section 5.	Confidentiality

5.1           Use and Disclosure. Neither Party may disclose, in any manner, Confidential Information of the other Party in any form to any person or entity without the other Party’s prior consent. Each Party may disclose relevant aspects of the other party’s Confidential Information to its officers, affiliates, agents, subcontractors, and employees solely to the extent necessary to perform its duties and obligations under this Agreement, provided such disclosure is not prohibited under applicable law. To the extent that a Party delegates any duties and responsibilities under this Agreement to an agent or other subcontractor, the Party will ensure that such agent and subcontractor are contractually bound to confidentiality terms consistent with the terms of this Section 5.

5.2.            Required or Permitted Disclosure. In the event that any requests or demands are made for the disclosure of Confidential Information other than requests to Figure Payments for Token Holder records, pursuant to subpoenas from state or federal government authorities (e.g., probate, divorce, and criminal actions), the Party receiving such request will promptly notify the other Party to secure instructions from an authorized officer of such Party as to such request and to enable the other Party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order. Each Party may disclose Confidential Information to any person whenever it is advised by counsel that the Party may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

5.3.             Unauthorized Disclosure. As may be required by law and without limiting any Party’s rights with respect to a breach of this Section 5, each Party will promptly:

(a) notify the other Party in writing of any unauthorized possession, use, or disclosure of the other Party’s Confidential Information by any person or entity that becomes known to such Party;

(b) furnish to the other Party full details of the unauthorized possession, use, or disclosure; and

5

(c) use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

5.4.           Costs. Each Party will bear the costs incurred from compliance with this Section 5.

Section 6.	Term and Termination

6.1.          Term. The term of this Agreement shall be for a period of three (3) years from the date first written above. This Agreement will automatically renew for successive one (1) year periods, unless a terminating Party gives written notice of termination to the other Party not less than ninety (90) days before the expiration of the then current term.

6.2.          Termination for Cause. During the initial term and any renewal term, either Party may terminate this Agreement at any time upon (a) a material breach of a representation, covenant or term of this Agreement by the other Party which is not cured within thirty (30) days after receipt of written notice thereof from the terminating Party, (b) commencement of any proceeding in bankruptcy, reorganization, receivership, or insolvency by or against the other Party, the other Party becomes insolvent or ceases to pay its obligations as they become due, or the other Party makes any assignment for the benefit of its creditors, or (c) based upon the Fund’s determination that there is a reasonable basis to conclude that Figure Payments is insolvent or that the financial condition of Figure Payments is deteriorating in any material respect.

6.3.          Fees and Expenses. Upon termination or expiration of this Agreement for any reason, the Fund shall pay to Figure Payments on or before the effective date of such termination or expiration all undisputed fees and expenses due and payable to Figure Payments up to and including the date of such termination or expiration.

6.4.          Early Termination. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated prior to the expiration of the term by the Fund for any reason other than pursuant to Section 6.2 or other than by reason of the Fund’s liquidation, acquisition, merger or restructuring, Fund shall pay to Figure Payments, fifty percent (50%) of all fees accelerated through the end of, and including all months that would have remained in, the term at the time of termination. Such fees will be calculated using the rates, volumes, and Services in effect as of the termination date.

6.5           Effect of Termination. Upon expiration or termination of this Agreement for any reason, upon the Fund’s written request, Figure Payments will, in a practical and reasonable manner, promptly return, migrate, or dispose data and records prepared or maintained relating to the Services, subject to applicable laws. In the event Figure Payments is required to retain such data or records after termination under applicable laws, Figure Payments shall continue to treat such data and records as Confidential Information.

Section 7.	Subcontractors and Unaffiliated Third Parties

7.1         Subcontractors. Figure Payments may, to the extent permitted by applicable law, subcontract with (a) any affiliates or (b) unaffiliated subcontractors for such services as may be required from time to time, provided, however, that Figure Payments is as responsible to Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions under this Agreement, subject to Sections 2.4(c), 4.1 and 4.2 and further provided that any such subcontractor shall be a registered Money Services Business and/or state-licensed money transmitter to the extent such subcontracted services are required to be provided by a Money Services Business and/or state-licensed money transmitter, as applicable.

7.2.         Unaffiliated Third Parties. Nothing under this Agreement imposes any duty upon Figure Payments in connection with or makes Figure Payments liable for the actions or omissions to act of unaffiliated third parties, other than subcontractors referenced in Section 7.1 of this Agreement.

Section 11.	Miscellaneous

6

8.1         Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be by electronic mail to the following addresses, and will be deemed delivered upon the posting of a record of such communication as “received” in the email system of the recipient Party.

(a)	If to the Fund:

legal@figuremarkets.com

with a copy (which will not constitute notice) to:

Figure Certificate Company Attn: Michael S. Cagney, Chief Executive Officer 650 California Street Suite 2700 San Francisco, CA 94108

(b)	If to the Figure Payments:

accounting@figuremarkets.com

with a copy (which will not constitute notice) to:

Figure Payments Corporation Attn: Dan Grueter, Chief Executive Officer 650 California Street Suite 2700 San Francisco, CA 94108

11.3.        No Fiduciary Duties. Each Party specifically disclaims and waives the formation of any fiduciary relationship between them under or in relation to this Agreement and the Services. The Fund acknowledges and agrees that (i) Figure Payments is not a registered investment advisor nor a broker-dealer, (ii) Figure Payments is not providing any legal, tax, investment or marketing advice, (iii) Figure Payments has no role in communicating with any person regarding the suitability of an investment in Tokens and (iv) Figure Payments is not involved in the drafting or review of Fund or Fund securities filings, offering memoranda, or other marketing materials and in no event shall Figure Payments be liable to the Fund, to any Authorized Person or any other person for any losses arising out of any statements or omissions therein, except to the extent Figure Payments has provided or made available materially false or misleading information describing Figure Payments or its services that is included in any such documents.

11.4.        Assignment. Neither Party may assign this Agreement or any rights or obligations hereunder without the written consent of the other Party.

11.5.        Successors. All covenants and provisions of this Agreement by or for the benefit of either Party will bind and inure to the benefit of its respective permitted successors and assigns hereunder.

11.6.        Amendments. This Agreement may be amended or modified by a written amendment executed by the Parties.

11.7.        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

11.8.        Governing Law. This Agreement is governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

11.9.        Force Majeure. Except as may arise from Figure Payment’s failure to exercise its standard of care, neither Party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, work stoppage, power or other mechanical failure, natural disaster, governmental action or communication disruption.

7

11.10.      Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the Parties and their respective permitted successors and assigns. No rights will be granted to any other party by virtue of this Agreement, and there are no third-party beneficiaries hereof.

11.11       Construction of Agreement. The Parties participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

11.12.      Survival. All provisions regarding indemnification, warranty, liability and limits thereon, compensation, expenses, confidentiality, and protection of proprietary rights and trade secrets will survive the termination or expiration of this Agreement.

11.13.      Merger of Agreement. This Agreement, including all Schedules and Exhibits hereto, constitutes the entire agreement between the Parties and supersedes any prior agreement with respect to the subject matter of this Agreement, whether oral or written.

11.14  Waiver. No waiver by either Party or any breach or default of any of the covenants or conditions herein contained and performed by the other Party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition. Any waiver must be in writing signed by the waiving party.

11.15.      Descriptive Headings. Descriptive headings contained in this Agreement are for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.

11.16.      Counterparts. This Agreement may be executed in one or more counterparts and transmitted by PDF or similar electronic means, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

11.17       Limitation of Liability of the Directors and Token Holders. This Agreement is executed by the Fund and the obligations hereunder are not binding upon any of the directors, officers or Token Holders of the Fund individually.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the Parties have entered into this AML/KYC Service Provider Agreement, effective as of the date first set forth above.

FUND:

Figure Certificate Company

By:

Figure Payments:

Figure Payments Corporation

By:

9

SCHEDULE A

AML/KYC Services

The Fund hereby delegates to Figure Payments certain AML duties under this Agreement, as permitted by applicable law and in accordance with the Fund’s AML Policies and Procedures as may be amended from time to time. Such duties delegated to Figure Payments include procedures reasonably designed to prevent and detect money laundering activities and to ensure that the Fund has a reasonable belief that it knows the identity of each person or entity opening an account with the Transfer Agent. Figure Payment’s procedures will include, as appropriate, procedures to assist the Fund(s) to:

●	detect and report suspicious activities;
●	comply with know your customer (“KYC”) requirements;
●	monitor high-risk accounts;
●	maintain required records; and
●	add Token Holders to the Fund’s Whitelist Database that have successfully satisfied the AML / KYC onboarding requirements.

Figure Payments shall provide for proper supervision and training of its personnel. With respect to assisting the Fund with its Customer Identification Program (“CIP”) designed to ensure the identity of any person or entity opening a new Account with a prospective Token Holder (“Prospect”), Figure Payments will assist the Fund and Transfer Agent through the use of the following:

●	risk-based procedures to verify the identity of each Prospect to the extent reasonable and practicable, such that the Fund may have a reasonable belief that it knows the true identity of each Prospect;
●	before opening an account, obtain a Prospect’s name, date of birth (for an individual), address, and identification number (tax identification number, passport number and country of issuance, or other document evidencing nationality or residents and bearing a photograph or other safeguards);
●	procedures to verify the identity of a Prospect within a reasonable time after the account is opened;
●	procedures for maintenance of records relating to obtaining identification and supporting the verification; and
●	procedures to determine whether the Prospect’s name appears on any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by and/or as designated as such by the Department of the Treasury’s OFAC”, within a reasonable period of time after the account is opened.

For purposes of verifying the identity of a Prospect, Figure Payments may rely on documents, so long as, based on that information, Figure Payments can form a reasonable belief that it knows the identity of the Prospect, including:

●	an individual’s unexpired government-issued identification evidencing nationality or residence and bearing a photograph or similar safeguard, (such as a driver’s license or passport); or
●	documents showing the existence of an entity, such as articles of incorporation, a government-issued business license, a partnership agreement, or trust instrument.

To the extent that the Prospect’s identity cannot be verified by relying on documents, other methods may be used by Figure Payments, including, (i) contacting a Prospect; (ii) independently verifying the Prospect’s identity through the comparison of information provided by the Prospect with information obtained from a consumer reporting agency, public database, or other source; (iii) checking references with other financial institutions; and (iv) obtaining a financial statement.

In the event that Figure Payments is not able to verify the identity of a Prospect sufficiently that it can form a reasonable belief that it knows the true identity of a Prospect, then Figure Payments may, as appropriate:

●	not open an Account for the Prospect;
●	apply limited terms under which a Prospect may use an account until the Prospect’s identity is verified;

1

●	close an Account and remove the Prospect from the Whitelist Database, after attempts to verify a Prospect’s identity have failed; or
●	assist the Fund in filing a Suspicious Activity Report in accordance with applicable law and regulation, regarding the Prospect.

The Fund represents and agrees that it will provide Prospects with adequate notice that the Fund is requesting information to verify their identities. The notice will be included in the application or the prospectus, or a document accompanying the application or prospectus provided it is reasonably designed to ensure that the potential investor views or otherwise receives the notice before opening the account.

In consideration of the performance of the duties by Figure Payments pursuant to this Section, the Fund agrees to pay Figure Payments for the reasonable administrative expenses that may be associated with such additional duties.

2

Schedule B

 Fee Schedule

The Fund will pay Figure Payments a fee of $2 per Token Holder.

1